Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com

FOR IMMEDIATE RELEASE
Thursday, October 29, 2009

COGDELL SPENCER INC. REPORTS INCREASED
THIRD QUARTER 2009 FINANCIAL RESULTS

•	Funds from Operations Modified (FFOM) for third quarter 2009 was $8.8 million, an 8.2% increase from the same period last year

•	Funds from Operations (FFO) for third quarter 2009 was $8.5 million, a 46.9% increase from the same period last year

•	Net income attributable to Cogdell Spencer Inc. for third quarter 2009 was $1.2 million compared to a net income (loss) attributable to Cogdell Spencer Inc. of ($1.1 million) for third quarter 2008

•
As of September 30, 2009, the Company had $25.8 million of unrestricted cash and $61.7 million available under its secured revolving credit facility for a total liquidity of $87.5 million, compared to $62.6 million for the same period last year, a 40% increase

•
The Company increases its 2009 FFOM per share and operating partnership unit, excluding charges, guidance range from $0.63 - $0.69 per share and operating partnership unit to $0.72 - $0.75 per share and operating partnership unit

Charlotte, N.C. (October 29, 2009) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the quarter ended September 30, 2009.

Third Quarter 2009 Results

For the third quarter of 2009, Cogdell Spencer Inc. reports FFOM of $8.8 million, or $0.18 per share and operating partnership unit.  During the same period in 2008, FFOM was $8.2 million, or $0.33 per share and operating partnership unit.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.

FFO for the third quarter of 2009 was $8.5 million, or $0.17 per share and operating partnership unit.  During the same period in 2008, FFO was $5.8 million, or $0.23 per share and operating partnership unit.

Net income attributable to Cogdell Spencer Inc. for the third quarter of 2009 was $1.2 million, or $0.03 per share.  During the same period in 2008, net income (loss) was ($1.1 million), or ($0.07) per share.

A reconciliation of net income (loss) to FFOM and FFO for the three months ended September 30, 2009 is set forth on page 11.

As of September 30, 2009, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.3 million net rentable square feet.  The overall percentage of leased space at the Company’s 62 in-service, consolidated properties as of September 30, 2009, was 90.6%.  In addition, the Company has three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet and manages 48 properties for third party clients comprising a total of approximately 2.2 million net rentable square feet.

Results for the Nine Months Ended September 30, 2009

FFOM for the nine months ended September 30, 2009 was $23.3 million, or $0.62 per share and operating partnership unit, excluding after-tax charges totaling ($103.3 million), or ($2.77) per share and operating partnership unit, related to asset impairment, debt extinguishment and an interest rate derivative (see additional description below).  FFOM for the nine months ended September 30, 2009, including the charges described above, was ($79.9 million), or ($2.14) per share and operating partnership unit.  During the same period in 2008, FFOM was $21.3 million, or $0.92 per share and operating partnership unit.

FFO for the nine months ended September 30, 2009 was $20.6 million, or $0.55 per share and operating partnership unit, excluding the charges described above.  FFO including the charges described above was ($82.7 million), or ($2.22) per share and operating partnership unit, for the nine months ended September 30, 2009.  During the same period in 2008, FFO was $15.7 million, or $0.68 per share and operating partnership unit.

A reconciliation of net income (loss) to FFOM and FFO for the nine months ended September 30, 2009 is set forth on page 11.

Net income (loss) attributable to Cogdell Spencer Inc. for the nine months ended September 30, 2009, was ($0.2 million), or ($0.01) per share, excluding the charges described above.  Net income (loss) attributable to Cogdell Spencer Inc. including the charges described above was ($71.3 million), or ($2.43) per share, for the nine months ended September 30, 2009.  During the same period in 2008, net income (loss) was ($4.7 million), or ($0.31) per share.

During the nine months ended September 30, 2009, the Company recorded a pre-tax, non-cash impairment charge of ($120.9 million), or ($3.24) per share and operating partnership unit, and the Company recognized a non-cash income tax benefit related to the charge of $19.2 million, or $0.51 per share and operating partnership unit, resulting in an after-tax impairment charge of ($101.7 million), or ($2.73) per share and operating partnership unit.  The charge was recorded during the first quarter of 2009.  No impairment charge was recorded during the second or third quarters of 2009.

During the nine months ended September 30, 2009, the Company repaid $50.0 million of the $100.0 million outstanding under the Erdman senior secured term loan agreement (“Term Loan”).  In connection with this repayment, the Term Loan interest rate and financial covenants were amended.  As a result of the amendment, all unamortized Term Loan deferred finance costs and costs paid to the lenders that were party to the amendment were expensed.  The charge to debt extinguishment and interest rate derivative expense was approximately $0.9 million, before income tax benefit.  The Company recorded an income tax benefit of approximately $0.4 million related to this charge.  The charge was recorded during the second quarter of 2009.

The Company previously entered into a $100.0 million interest rate swap agreement that fixed the floating rate portion of the $100.0 million Term Loan.  Due to the repayment and the amendment to the Term Loan, approximately $1.6 million related to swap derivative hedge ineffectiveness was charged to debt extinguishment and interest rate derivative expense.  The non-cash charge represents the portion of the mark to market fair value liability of the interest rate swap agreement for which there are no more future interest payments under the Term Loan.  The Company recorded an income tax benefit of approximately $0.6 million related to this charge, resulting in after-tax charge of approximately $1.0 million.  The charge was recorded during the second quarter of 2009.

The Company has not terminated the $100.0 million interest rate swap agreement.  The $100.0 million interest rate swap agreement is being used to fix the floating rate portion on $50.0 million outstanding on the Term Loan and $50.0 million outstanding under the secured revolving Credit Facility.

Capital Transactions

In August 2009, the Company completed construction on the Alamance Regional Cancer Center, an 8,527 square foot, 100% leased addition to the medical office building located in Mebane, North Carolina.  In connection with this addition, the Company obtained a $1.5 million mortgage note payable through Mebane Medical Investors, LLC, a consolidated real estate partnership of the Company.  The mortgage note payable matures in May 2010 and has two one-year conditional extension options, an interest rate of LIBOR plus 4.00%, and monthly payments are interest-only.

In August 2009, the Company refinanced the Rocky Mount Kidney Center (located in Rocky Mount, North Carolina) mortgage note payable and extended the maturity date to August 2014.  The interest rate is fixed at 6.75% and monthly principal and interest payments are based on a 15-year amortization schedule.

In October 2009, the Company obtained a $7.5 million mortgage note payable that is collateralized by the Randolph Medical Park, Lincoln/Lakemont Family Practice Center, and Northcross Family Medical Practice Building properties, all of which are located in Charlotte, North Carolina.  The mortgage note payable matures in October 2014, has a fixed interest rate of 7.00%, and requires monthly principal and interest payments based on a 20-year amortization.

In October 2009, the Company exercised its extension option and extended the Methodist Professional Center I (located in Indianapolis, Indiana) mortgage note payable for a two year period.  Associated with this extension, the Company repaid $4.5 million of the $30.0 million outstanding principal.  The extended $25.5 million mortgage note payable matures in October 2011, has an interest rate of LIBOR plus 1.30%, and requires monthly principal and interest payments based on a 30-year amortization.

In October 2009, the Company refinanced the Hanover Medical Office Building One (located in Richmond, Virginia) mortgage note payable, which was to mature on November 1, 2009.  The principal balance was increased from $4.7 million to $6.0 million and the $1.3 million additional proceeds will be used for general corporate purposes.  The $6.0 million mortgage note payable matures in November 2014, has a fixed interest rate of 7.35%, and requires monthly principal and interest payments based on a 25-year amortization.

Dividend

On September 15, 2009, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on October 21, 2009 to holders of record on September 25, 2009.  The dividend covered the Company’s third quarter of 2009.

Outlook

The Company’s management team expects that FFOM per share and operating partnership unit for the year ending December 31, 2009, will be between $0.72 and $0.75, excluding the impairment charges and debt extinguishment charges described above. A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2009 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2009
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss	$(105,000)	- -	$(104,000)
Plus real estate related depreciation and amortization	29,000	- -	29,000
Less noncontrolling interests in real estate partnerships, before real estate
related depreciation and amortization	(800)	- -	(800)
Funds from Operations (FFO)	(76,800)	- -	(75,800)
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	3,000	- -	3,000
Funds from Operations Modified (FFOM)	(73,800)	- -	(72,800)
Impairment charges, net of income tax benefit	101,700	- -	101,700
FFOM, excluding impairment charges	27,900	- -	28,900
Debt extinguishment charge, net of income tax benefit	1,500	- -	1,500
FFOM, excluding impairment charges and debt extinguishment charges	$29,400	- -	$30,400

FFO per share and unit - diluted	$(1.89)	- -	$(1.87)
FFOM per share and unit - diluted	$(1.82)	- -	$(1.79)
FFOM per share and unit - diluted, excluding impairment charges	$0.69	- -	$0.71
FFOM per share and unit - diluted, excluding impairment charges and debt extinguishment charges	$0.72	- -	$0.75

Weighted average shares and units outstanding - basic and diluted	40,600	- -	40,600

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.  The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three and nine months ended September 30, 2009.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  The Company believes that FFOM allows securities analysts, investors and other interested parties in evaluating current period results to results prior to the Erdman transaction.  FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.  A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.

Conference Call

Cogdell Spencer Inc. invites you to attend the Company’s Third Quarter 2009 Conference Call on Friday, October 30, 2009 at 10:00 a.m. (Eastern Daylight Time).  The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required.  In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q3 2009 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

A playback will be available until November 9, 2009 at 9:00 a.m. (Eastern Standard Time).  To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 434385.  The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q3 2009 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers.  The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America.  The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry.  Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; changes in the reimbursement available to our tenants by government or private payors; our tenants' ability to make rent payments; defaults by tenants; Erdman’s customers’ access to financing; delays in project starts and cancellations by Erdman customers; the timing of capital expenditures by healthcare systems and providers; market trends; and projected capital expenditures.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2008. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30, 2009	December 31, 2008
Assets
Real estate properties:
Operating real estate properties	$539,104	$531,932
Less: Accumulated depreciation	(87,733)	(69,285)
Total operating real estate properties, net	451,371	462,647	-
Construction in progress	52,260	15,314
Total real estate properties, net	503,631	477,961
Cash and cash equivalents	25,773	34,668
Restricted cash	13,188	12,964
Tenant and accounts receivable, net	17,910	43,523
Goodwill	108,683	180,435
Trade names and trademarks	41,240	75,969
Intangible assets, net	22,837	45,363
Other assets	29,241	29,207
Total assets	$762,503	$900,090

Liabilities and Equity
Mortgage notes payable	$266,961	$240,736
Revolving credit facility	80,000	124,500
Term loan	50,000	100,000
Accounts payable	18,714	22,090
Billings in excess of costs and estimated earnings on uncompleted contracts	23,216	17,025
Deferred income taxes	14,635	34,176
Payable to prior Erdman shareholders	18,002	18,002
Other liabilities	47,751	60,567
Total liabilities	519,279	617,096
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value, 200,000 shares authorized, 42,547 and 17,699 shares
issued and outstanding in 2009 and 2008, respectively	425	177
Additional paid-in capital	369,539	275,380
Accumulated other comprehensive loss	(3,160)	(5,106)
Accumulated deficit	(161,604)	(77,438)
Total Cogdell Spencer Inc. stockholders' equity	205,200	193,013
Noncontrolling interests:
Real estate partnerships	4,857	4,657
Operating partnership	33,167	85,324
Total noncontrolling interests	38,024	89,981
Total equity	243,224	282,994
Total liabilities and equity	$762,503	$900,090

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues:
Rental revenue	$20,049	$19,631	$59,376	$57,622
Design-Build contract revenue and other sales	30,298	72,914	113,399	174,870
Property management and other fees	816	852	2,530	2,524
Development management and other income	239	622	3,266	751
Total revenues	51,402	94,019	178,571	235,767

Expenses:
Property operating and management	8,163	8,370	23,975	23,403
Design-Build contracts and development management	21,166	59,578	92,573	146,907
Selling, general, and administrative	7,876	7,599	21,218	20,396
Depreciation and amortization	8,047	11,871	27,136	33,275
Impairment charges	-	-	120,920	-
Total expenses	45,252	87,418	285,822	223,981

Income (loss) from operations before other income (expense)	6,150	6,601	(107,251)	11,786

Other income (expense):
Interest and other income	161	210	456	682
Interest expense	(5,072)	(6,743)	(16,691)	(18,695)
Debt extinguishment and interest rate derivative expense	(10)	-	(2,501)	-
Equity in earnings of unconsolidated partnerships	(4)	10	4	18
Total other income (expense)	(4,925)	(6,523)	(18,732)	(17,995)

Income (loss) from operations before income tax benefit (expense)	1,225	78	(125,983)	(6,209)

Income tax benefit (expense)	231	(883)	22,065	(143)
Net income (loss)	1,456	(805)	(103,918)	(6,352)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(17)	(920)	(158)	(859)
Operating partnership	(191)	639	32,791	2,480
Net income (loss) attributable to Cogdell Spencer Inc.	$1,248	$(1,086)	$(71,285)	$(4,731)

Net income (loss) per share attributable to Cogdell Spencer Inc. - basic and diluted	$0.03	$(0.07)	$(2.43)	$(0.31)

Weighted average common shares - basic and diluted	42,539	15,747	29,299	15,170

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Three months ended September 30, 2009:	Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue	$20,072	$-	$(23)	$-	$20,049
Design-Build contract revenue and other sales	-	40,644	(10,346)	-	30,298
Property management and other fees	816	-	-	-	816
Development management and other income	-	723	(484)	-	239
Total revenues	20,888	41,367	(10,853)	-	51,402

Certain operating expenses:
Property operating and management	8,163	-	-	-	8,163
Design-Build contracts and development management	-	31,169	(10,003)	-	21,166
Selling, general, and administrative	-	6,098	(23)	-	6,075
Total certain operating expenses	8,163	37,267	(10,026)	-	35,404
	12,725	4,100	(827)	-	15,998

Interest and other income	134	24	-	3	161
Corporate general and administrative expenses	-	-	-	(1,801)	(1,801)
Interest expense	-	-	-	(5,072)	(5,072)
Debt extinguishment and interest rate derivative expense	-	-	-	(10)	(10)
Benefit from income taxes applicable to funds from operations modified	-	-	-	6	6
Non-real estate related depreciation and amortization	-	(190)	-	(57)	(247)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	(1)	-	-	-	(1)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(206)	-	-	-	(206)
Funds from operations modified (FFOM)	12,652	3,934	(827)	(6,931)	8,828

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(536)	-	225	(353)
Funds from operations (FFO)	12,610	3,398	(827)	(6,706)	8,475

Real estate related depreciation and amortization	(7,225)	-	-	-	(7,225)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	206	-	-	-	206
Net income (loss)	5,591	3,398	(827)	(6,706)	1,456
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(17)	-	-	-	(17)
Operating partnership	-	-	-	(191)	(191)
Net income (loss) attributable to Cogdell Spencer Inc.	$5,574	$3,398	$(827)	$(6,897)	$1,248

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Nine months ended September 30, 2009:	Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue	$59,445	$-	$(69)	$-	$59,376
Design-Build contract revenue and other sales	-	133,813	(20,414)	-	113,399
Property management and other fees	2,530	-	-	-	2,530
Development management and other income	-	5,793	(2,527)	-	3,266
Total revenues	61,975	139,606	(23,010)	-	178,571

Certain operating expenses:
Property operating and management	23,975	-	-	-	23,975
Design-Build contracts and development management	-	112,236	(19,663)	-	92,573
Selling, general, and administrative	-	14,758	(69)	-	14,689
Impairment charges	-	120,920	-	-	120,920
Total certain operating expenses	23,975	247,914	(19,732)	-	252,157
	38,000	(108,308)	(3,278)	-	(73,586)

Interest and other income	404	28	-	24	456
Corporate general and administrative expenses	-	-	-	(6,529)	(6,529)
Interest expense	-	-	-	(16,691)	(16,691)
Prepayment penalty on early extinguishment of debt	-	-	-	(2,501)	(2,501)
Benefit from income taxes applicable to funds from operations modified	-	-	-	20,316	20,316
Non-real estate related depreciation and amortization	-	(580)	-	(168)	(748)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	13	-	-	-	13
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(676)	-	-	-	(676)
Funds from operations modified (FFOM)	37,741	(108,860)	(3,278)	(5,549)	(79,946)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(127)	(4,357)	-	1,749	(2,735)
Funds from operations (FFO)	37,614	(113,217)	(3,278)	(3,800)	(82,681)

Real estate related depreciation and amortization	(21,913)	-	-	-	(21,913)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	676	-	-	-	676
Net income (loss)	16,377	(113,217)	(3,278)	(3,800)	(103,918)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(158)	-	-	-	(158)
Operating partnership	-	-	-	32,791	32,791
Net income (loss) attributable to Cogdell Spencer Inc.	$16,219	$(113,217)	$(3,278)	$28,991	$(71,285)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net income (loss)	$1,456	$(805)	$(103,918)	$(6,352)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties	7,222	7,548	21,905	23,158
Unconsolidated real estate partnerships	3	3	8	9
Less:
Noncontrolling interests in real estate partnerships, before
real estate related depreciation and amortization	(206)	(977)	(676)	(1,128)
Funds from Operations (FFO) (1)	8,475	5,769	(82,681)	15,686
Amortization of intangibles related to purchase accounting, net of income tax benefit	353	2,390	2,735	5,594
Funds from Operations Modified (FFOM) (1)	$8,828	$8,159	$(79,946)	$21,280

FFO per share and unit - basic and diluted	$0.17	$0.23	$(2.22)	$0.68
FFOM per share and unit - basic and diluted	$0.18	$0.33	$(2.14)	$0.92

Weighted average shares and units outstanding - basic and diluted	50,070	24,993	37,323	23,161